Exhibit 23(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 18, 2004 relating to the financial statements and financial statement schedule, which appears in Kulicke and Soffa Industries, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 16, 2005.